Exhibit 21.1

 Bluerock Residential Growth REIT, Inc.

List of Subsidiaries

1.	Bluerock Residential Holdings, L.P., a Delaware limited partnership

2.	Bluerock REIT Holdings, LLC, a Delaware limited liability company

3.	BEMT Springhouse, LLC, a Delaware limited liability company

4.	BR Springhouse Managing Member, LLC, a Delaware limited liability company

5.	BEMT Creekside, LLC, a Delaware limited liability company

6.	BR Creekside Managing Member, LLC, a Delaware limited liability company

7.	BEMT Augusta, LLC, a Delaware limited liability company

8.	BR Augusta JV Member, LLC, a Delaware limited liability company

9.	BEMT Hillsboro Village, LLC, a Delaware limited liability company

10.	BR Hillsboro Village JV Member, LLC, a Delaware limited liability company

11.	BEMT Enders, LLC, a Delaware limited liability company

12.	BR Enders Managing Member, LLC, a Delaware limited liability company

13.	Waypoint Bluerock Enders JV, LLC, a Delaware limited liability company

14.	Waypoint Enders Owner, LLC, a Delaware limited liability company

15.	BEMT Berry Hill, LLC, a Delaware limited liability company

16.	BR Berry Hill Managing Member, LLC, a Delaware limited liability company

17.	BR Stonehenge 23Hundred JV, LLC, a Delaware limited liability company

18.	23Hundred, LLC, a Delaware limited liability company

19.	BRG North Park Towers, LLC, a Delaware limited liability company

20.	BR VG Ann Arbor JV Member, LLC, a Delaware limited liability company

21.	BRG Ann Arbor, LLC, a Delaware limited liability company

22.	BR Oak Crest Villas, LLC, a Delaware limited liability company

23.	BRG Oak Crest, LLC, a Delaware limited liability company

24.	BR Waterford JV Member, LLC, a Delaware limited liability company

25.	BRG Waterford, LLC, a Delaware limited liability company